Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nuveen Life Funds of our report dated February 28, 2024, relating to the financial statements and financial highlights, which appears in the Nuveen Life Growth Equity Fund (formerly TIAA-CREF Life Growth Equity Fund), Nuveen Life Core Equity Fund (formerly TIAA-CREF Life Growth & Income Fund), Nuveen Life International Equity Fund (formerly TIAA-CREF Life International Equity Fund), Nuveen Life Large Cap Value Fund (formerly TIAA-CREF Life Large-Cap Value Fund), Nuveen Life Real Estate Securities Select Fund (formerly TIAA-CREF Life Real Estate Securities Fund), Nuveen Life Small Cap Equity Fund (formerly TIAA-CREF Life Small-Cap Equity Fund), Nuveen Life Large Cap Responsible Equity Fund (formerly TIAA-CREF Life Social Choice Equity Fund), Nuveen Life Stock Index Fund (formerly TIAA-CREF Life Stock Index Fund), Nuveen Life Core Bond Fund (formerly TIAA-CREF Life Core Bond Fund), Nuveen Life Balanced Fund (formerly TIAA-CREF Life Balanced Fund) and Nuveen Life Money Market Fund (formerly TIAA-CREF Life Money Market Fund)’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Experts”, "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 29, 2024